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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 11, 1994 included in Star Banc Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.

							ARTHUR ANDERSEN & CO.


Cincinnati, Ohio,
April 8, 1994.


EXHIBIT 23